Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350
The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:
(i) the Form 10-Q for the quarterly period ended November 30, 2010 of the Company (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 10, 2011

By:	/s/ STEVEN G. MURDOCK
Chief Executive Officer